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                                                                    EXHIBIT 10.3
                          CREDIT SUPPORT FEE AGREEMENT


         This Agreement dated as of November 5, 1998 is by Devlieg-Bullard, Inc. ("DBI") in favor of Charles E. Bradley ("BRADLEY").

         DBI expects to receive a so-called "Additional Term Loan" in the amount of $2,500,000 from the CIT Group/Business Credit, Inc. and BNY financial Corporation (the "LENDERS") during the month of November, 1998; and

         WHEREAS, as a condition to extending the Additional Term Loan, the Lenders require that Bradley guarantee the payment of $500,000 of the principal thereof (the "GUARANTY"); and

         WHEREAS, DBI has requested that Bradley give the Guaranty; and

         WHEREAS, Bradley is willing to do so in reliance upon DBI's agreement to pay him the fees provided for herein;

         NOW THEREFORE, to induce Bradley to give the Guaranty, DBI covenants and agrees as follows:

         1. If Bradley gives the Guaranty, then, in such case, for so long as the Guaranty is in effect DBI shall pay Bradley a fee (the "FEE") in consideration thereof at the annual rate of 5% of the principal amount guaranteed from time to time pursuant to the Guaranty. The Fee shall be payable in monthly installments in arrears on the 15th day of each calendar month beginning December 15, 1998. If the Guaranty is in effect for only part of a period, the Fee allocable to such period shall be prorated.

         2. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

            a) If to DBI:               DeVlieg-Bullard, Inc.
                                        One Gorham Island
                                        Westport, CT  06880
                                        Attention:  Chief Financial Officer

            b) If to Bradley:           c/o Stanwich Partners, Inc.
                                        One Stamford Landing
                                        62 Southfield Avenue
                                        Stamford, CT  06902

         Addressed may be changed by notice in writing signed by the party changing such party's address and such notice shall be effective only upon receipt by the other parties.



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         3. This Agreement (i) may be amended only in writing signed by DBI and Bradley; (ii) shall inure to the benefit of Bradley and his assign, personal representative and heirs; (iii) shall be binding upon DBI and its successors; (iv) shall be governed and construed in accordance with the laws of the State of Connecticut without regard to principles of conflicts of laws; and (v) may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken further shall constitute one and the same instrument.

         IN WITNESS WHEREOF, DBI has executed this agreement as of the day and year first above written.

                                           DEVLIEG-BULLARD, INC.


                                           By: /s/ William O. Thomas
                                               -------------------------------
                                           Name: William O. Thomas
                                                 -----------------------------
                                           Title: President & CEO
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